UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 27, 2018

MOBILESMITH, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32634	95-4439334
(Commission File Number)	(IRS Employer Identification No.)

5400 Trinity Rd., Suite 208 Raleigh, North Carolina	27607
(Address of Principal Executive Offices)	(Zip Code)

855-516-2413
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

  ITEM 3.02 UNERGISTERED SALES OF EQUITY SECURITIES

On April 27, 2018, MobileSmith Inc. (the “Company”) issued 2,272,727 shares of its common stock par value $0.001 per share (the “Common Stock”) to Union Bancaire Privee, UBP SA (“UBP”) upon UBP’s conversion of $3,250,000 in principal amount of the Company’s promissory note issued under the Convertible Secured Subordinated Note Purchase Agreement entered into on November 14, 2007 between the Company and UBP, as amended (the “2007 Note Purchase Agreement”). In addition, on April 20, 2018, the Company issued 1,223,776 shares of its Common Stock upon conversion by Grasford Investments Ltd., (“Grasford”) of $1,750,000 in principal amount of the Company’s promissory note issued under the 2007 Note Purchase Agreement. Under the terms of the 2007 Note Purchase Agreement, the Notes issued thereunder are convertible at a fixed rate of $1.43 per share.

Following the issuances of the shares of the Company’s Common Stock, the Company’s outstanding shares of Common Stock is 28,219,150 shares.

The issuance of the Common Stock is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering and Rule 506 promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) the Company relied in part on the following facts: (1) the investors had access to information regarding the Company; (3) each investor represented that it (a) had the requisite knowledge and experience in financial and business matters to evaluate the merits and risk of an investment in the Company, (b) was able to bear the economic risk of an investment in the Company, (c) acquired the securities for its own account in a transaction not involving any general solicitation or general advertising, and not with a view to the distribution thereof and (d) is an “accredited investor”; and (4) a restrictive legend was placed on each certificate or other instrument evidencing the purchased securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Company Name

Date: May 3, 2018	By:	/s/ Gleb Mikhailov
Gleb Mikhailov
Chief Financial Officer